                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12

                          The Hirtle Callaghan Trust.
               (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] $ 125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
__________________________
2) Aggregate number of securities to which transaction applies:
__________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________
4) Proposed maximum aggregate value of transaction: ____________________
5) Total fee paid: _______________________________________________________

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: ____________________________________________
2) Form, Schedule or Registration Statement No.: __________________________
3) Filing Party: ______________________________________________________
4) Date Filed: _______________________________________________________

                          THE HIRTLE CALLAGHAN TRUST

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                      of
                  THE SMALL CAPITALIZATION EQUITY PORTFOLIO

                                 to be held on

                               December 16, 1999

TO THE SHAREHOLDERS:

A Special Meeting of shareholders of The Small Capitalization Equity Portfolio ("Portfolio") of The Hirtle Callaghan Trust (the "Trust") will be held on December 16, 1999 at 3 p.m., at the Trust's principal office, which is located at 100 Four Falls Corporate Center, Suite 500, West Conshohocken, PA 19428-2970. Shareholders of the Portfolio will meet for the following purposes:

       (1) To approve a new Portfolio Management Agreement between Frontier Capital Management Company, LLC ("Frontier") and the Trust relating to The Small Capitalization Equity Portfolio; and

       (2) To transact such further business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on November 24, 1999 are entitled to vote at the special meeting and any adjournments. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please fill in, date, sign and return the proxy in the enclosed envelope which requires no postage if mailed in the United States.

It is important that you return your signed proxy promptly so that a quorum may be assured.

By Order
Of the Board of Trustees

THE HIRTLE CALLAGHAN TRUST
100 Four Falls Corporate Center, Suite 500
West Conshohocken, PA 19428-2970

PROXY STATEMENT


The enclosed proxy is solicited by the Board of Trustees (the "Board") of The Hirtle Callaghan Trust (the "Trust"), with respect to The Small Capitalization Equity Portfolio (the "Portfolio"). Proxies so solicited are intended for use at the Special Meeting of Shareholders of the Portfolio or any adjournment of that meeting (the "Special Meeting"), to be held on December 16, 1999 at 100 Four Falls Corporate Center, Suite 500, West Conshohocken, PA 19428-2970. The purpose of the Special Meeting is to consider the approval of certain new portfolio management arrangements, as set forth in the Notice of Meeting accompanying this proxy statement and more fully described below. It is anticipated that this Proxy Statement and form of proxy will first be mailed to shareholders on or about November 30, 1999.


Only those persons who were shareholders of record of the Portfolio at the close of business on November 24, 1999 ("Record Date") are entitled to notice of, and to vote at, the Special Meeting. On the Record Date, the Portfolio had outstanding 17,752,813.71 shares, each share being entitled to one vote. The presence of the holders of 40% of the outstanding shares of the Portfolio on the Record Date, represented in person or by proxy, shall constitute a quorum for the purpose of conducting the business at the Special Meeting. Persons and groups known by management to own beneficially 5% or more of the shares of the Portfolio are listed in this Proxy Statement, under the heading "Information about the Trust."



If the accompanying form of Proxy is executed properly and returned, shares represented by such Proxy will be voted at the Special Meeting in accordance with the instructions on the form of proxy. If no instructions are specified, shares will be voted FOR the approval of each proposal reflected in this proxy statement. A form of Proxy that is properly executed but is marked with an abstention with respect to any proposal will be considered present at the Special Meeting for the purpose of determining the existence of a quorum, but will not constitute a vote "for" or "against" such proposal and will thus have the same effect as a negative vote with respect to matters that require the approval of a requisite percentage of the Portfolio's shares.


If the votes required to approve Proposals are not received, the persons named as proxies on the accompanying form of proxy may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. When voting on any proposed adjournment, the persons named as proxies on the enclosed form of proxy will vote in favor of the proposed adjournment unless otherwise directed. A shareholder can revoke the proxy prior to its use by appearing at the Special Meeting and voting in person, by giving written notice of such revocation to the Trust or by returning a subsequently dated form of proxy to the Trust.


Copies of the Trust's most recent annual report, including financial statements, have previously been delivered to shareholders of the Trust. Shareholders of the Trust may obtain without charge additional copies of such reports by writing to the Trust at 100 Four Falls Corporate Center, Suite 500, West Conshohocken, PA 19428-2970.


Background and Summary
----------------------

The Trust ("Trust"), is a diversified, open-end management investment company. The Trust was organized in 1994 by Hirtle Callaghan & Co. Inc. ("Hirtle Callaghan") to operate in a "multi-manager" or "manager of managers" format. Under this structure, day-to-day portfolio management services are provided to each of the Trust's Portfolios by one or more independent investment advisory firms (each, a "Specialist Manager"). In cases where more than one Specialist Manager has been retained to serve a single Portfolio, each firm may have different investment style and/or security selection discipline. The Trust's Board is responsible for the overall supervision and management of the business and affairs of the Trust, including the selection and general supervision of the Specialist Managers that serve the Trust's several Portfolios, as well as the allocation and reallocation of assets among such managers. In carrying out its responsibilities in this regard, the Board is assisted by Hirtle, Callaghan & Co., Inc. ("Hirtle Callaghan"). Day-to-day investment decisions for The Small Capitalization Equity Portfolio are the responsibility of Geewax, Terker & Co. ("Geewax, Terker") and Frontier Capital Management Company, LLC ("Frontier"). Further information about each of these Specialist Manager and about Hirtle Callaghan, appears in this Proxy Statement under the heading "Management of the Trust."

Frontier has announced that it has entered into a definitive agreement with Affiliated Managers Group, Inc. ("AMG") pursuant to which a wholly-owned subsidiary of AMG will acquire a substantial equity interest in Frontier ("Transaction"). AMG is an asset management holding company, shares of which are traded on the New York Stock Exchange. The Trust has been assured by Frontier that the Transaction will not result in any change in the ability of Frontier to continue to provide to The Small Capitalization Equity Portfolio the investment advisory services that the Portfolio currently enjoys. The Trust has been advised by counsel, however, that, if consummated, the Transaction will constitute a change in the control of Frontier, as that term is defined under the Investment Company Act of 1940 ("Investment Company Act"). The Trust has been further advised that upon consummation of the Transaction the Portfolio Management Agreement ("Current Frontier Agreement") between Frontier and the Trust relating to The Small Capitalization Equity Portfolio will automatically terminate unless the continuation of the Frontier engagement following the Transaction, as well as a new advisory contract with Frontier, is approved by the Trust's Board of Trustees and the shareholders of The Small Capitalization Equity Portfolio in the manner prescribed by the Investment Company Act.


On November 2, 1999, the Board of Trustees considered and approved the continuation of the Frontier engagement and approved a new portfolio management agreement with Frontier ("New Frontier Agreement"). The New Frontier Agreement is identical to the Current Frontier Agreement, except for the effective and termination dates. A copy of the New Frontier Agreement, which is marked to reflect these differences, appears as Exhibit A to this Proxy Statement.


At their Special Meeting on December 16, 1999, shareholders of The Small Capitalization Equity Portfolio will be asked to consider and approve the New Frontier Agreement. Approval of the New Frontier Agreement requires the approval of a "majority of the outstanding voting securities" of the Portfolio. Under the Investment Company Act, this term means the lesser of (i) 67% of the outstanding shares represented at a meeting at which more than 50% of the outstanding shares are present in person or represented by proxy, or (ii) more than 50% of the Portfolio's outstanding voting securities.

If Proposal I is approved by the shareholders of the Portfolio before the consummation of the Transaction, the New Frontier Agreement will become effective immediately upon consummation of the Transaction, and will continue in effect from year to year, provided it is approved each year by the Trust's Board, including the Independent Trustees, and provided it is not sooner terminated. If the New Frontier Agreement is not approved by the Portfolio's shareholders before the consummation of the Transaction (and resulting automatic termination of the Current Frontier Agreement), the Current Frontier Agreement will terminate as of the effective date of the Transaction. If the Transaction is not consummated, the Current Frontier Agreement will continue in effect according to its terms.

       The Board of Trustees recommends that you  vote "FOR" Proposal I.

PROPOSAL I: Approval of the Portfolio Management Agreement between Frontier
            Capital Management and the Trust Relating to The Small Capitalization Equity Portfolio.

The investment objective of The Small Capitalization Equity Portfolio is to provide long term capital appreciation by investing primarily in equity securities of smaller companies. Frontier has served as a Specialist Manager of The Small Capitalization Equity Portfolio since the commencement of the Portfolio's operations on September 5, 1995.


Frontier has entered into a definitive purchase agreement dated as of October 15, 1999 ("Purchase Agreement") with AMG. Under the terms of the Purchase Agreement, a wholly-owned subsidiary of AMG will acquire a 100% equity interest and a 70% profits interest in Frontier and certain key employees of Frontier will hold the remaining 30% profits interest (the "Transaction"). Upon the closing of the Transaction, such wholly-owned subsidiary of AMG will become the managing member of Frontier. Frontier's current management however, will continue to be responsible for the day-to-day management and operational affairs of Frontier, and certain key employees will sign long-term employment contracts with Frontier. In particular, the Trust has received written assurances from Frontier that the Transaction will not result in (a) any change in the services provided to The Small Capitalization Equity Portfolio by Frontier; (b) any change in the personnel responsible for managing The Small Capitalization Equity Portfolio; or (c) any change in the current expenses incurred by the Portfolio in connection with the services provided to The Small Capitalization Equity Portfolio by Frontier.


The Purchase Agreement contemplates that Frontier, AMG and other persons will comply with the requirements of Section 15(f) of the 1940 Act after the closing of the Transaction. Section 15(f) provides, in pertinent part, that the members of Frontier may receive any amount or benefit in connection with a sale of securities of, or a sale of any other interest in, Frontier that results in an assignment of the Current Sub-Advisory Agreement provided that (1) for a period of three years after such event, at least 75% of the members of the Board of Trustees of the Trust are not "interested persons," as defined in the 1940 Act, of Frontier, and (2) for a period of two years after such event, there is no "unfair burden" imposed on the

Trust as a result of the Transaction. Under the Purchase Agreement, each of the sellers thereunder and AMG has agreed to use commercially reasonable efforts to prevent any interested person of Frontier from becoming a trustee of the Trust unless at least seventy-five percent (75%) of the trustees of the Trust are not interested persons of Frontier and not to take or cause any action, practice or arrangement that imposes an unfair burden on the Trust within the meaning of
Section 15(f) of the 1940 Act.

The Transaction is expected to close in late December, 1999 and is subject to a number of covenants and conditions, including Frontier's entering into new contracts with clients, including The Small Capitalization Equity Portfolio, whose contracts will terminate as a result of the Transaction.

Factors Considered by the Board of Trustees.  The Board, including a majority of
-------------------------------------------
those trustees who are not "interested persons" of the Trust as that term is defined in the Investment Company Act, considered and approved the New Frontier
Agreement at the Special Meeting of the Board held on November 2, 1999.   During
the course of its deliberations as to whether approval of the New Frontier Agreement would be in the best interests of the Portfolios' shareholders, the Board was advised by counsel regarding its responsibilities under Section 15(c) of the Investment Company Act and the requirements of Section 15(a) of that Act.


In particular, the Board considered the impact that the Transaction, if consummated, would have on the ability of the Frontier to continue to deliver quality investment advisory services to the Portfolio, and the Portfolio's past experience with Frontier. The Board also considered information provided by Frontier in response to the Board request, relating to Frontier's professional staff, profitability, terms of the Purchase Agreement and other factors. In this regard, the Board considered, in particular, representations made by Frontier to officers of the Trust, as well as in written materials provided to the Board, to the effect that no changes in investment philosophy or processes are anticipated following the Transaction, no change was anticipated as a result of the Transaction in the Frontier personnel responsible for the day-to-day investment decisions for The Small Capitalization Equity Portfolio and the Portfolio will not bear any additional costs or expenses as a result of the Transaction.


The Board also reviewed information provided to it by Hirtle Callaghan and by Frontier relating to the performance achieved by the Frontier with respect to that portion of the Portfolio allocated to Frontier and to Frontier's management style. The Board also considered the nature and quality of the services provided by Frontier and the background and experience of those individuals who are responsible for making day-to-day investment decisions for The Small Capitalization Equity Portfolio.

With respect to the specific terms of the New Frontier Agreement, the Board considered the fact that, with the exception of the effective and termination dates, the terms and conditions of the New Frontier Agreement are identical to those of the Current Frontier Agreement. Both the Current and the New Frontier Agreements require Frontier, subject to the overall supervision of the Board, to provide a continuous investment program for the assets of The Small Capitalization Equity Portfolio, or that portion of such assets as may be, from time to time, allocated to it. Under both agreements, Frontier is responsible, among other things, for the provision of investment research, management of all investments and the selection of brokers and dealers through which securities transactions are executed, as well as the maintenance of certain records required under relevant provisions of the Investment Company Act. The Current Frontier Agreement was last approved by the Board of Trustees on March 2, 1999 and by the initial shareholder of The Small Capitalization Equity Portfolio on July 21, 1995.

                            Management of the Trust
                            -----------------------


Information about Hirtle Callaghan.  Pursuant to a written agreement ("HCCI
----------------------------------
Consulting Agreement") Hirtle Callaghan continuously monitors the performance of various investment management organizations, including the several portfolio managers retained by the Trust. The HCCI Consulting Agreement provides that Hirtle Callaghan will make its officers available to serve as officers and/or Trustees of the Trust, and maintain office space sufficient for the Trust's principal office. For its services under the HCCI Consulting Agreement, Hirtle Callaghan is entitled to receive an annual fee of .05% of each Portfolio's average net assets. For the fiscal year ended June 30, 1999, Hirtle Callaghan received advisory fees from the Small Capitalization Portfolio in the amount of
$79,263.   Hirtle Callaghan's principal offices are located at 100 Four Falls
Corporate Center, Suite 500, West Conshohocken, PA, 19428-2970. Hirtle Callaghan was organized in 1988. A registered investment adviser under the Investment Advisers Act, Hirtle Callaghan had, as of September 30, 1999, approximately $ 3.0 billion in assets under management. Hirtle Callaghan is controlled by Jonathan Hirtle and Donald E. Callaghan, each of whom also serves on the Trust's Board. Mr. Callaghan also serves as President of the Trust. Robert J. Zion, a principal of Hirtle Callaghan, serves as Treasurer and Vice President of the Trust. The HCCI Consulting Agreement was approved by the Trust's initial shareholder on July 21, 1995, and was last approved by the Trust's Board (including a majority of the Trust's Independent Trustees) at a meeting of the Board held on March 2, 1999.


Information about Frontier.   Frontier (or its predecessor firm) has served as
--------------------------
an investment adviser for the Portfolio since the commencement of the Portfolio's operations on September 5, 1995. For its services to the Portfolio, Frontier receives a fee based on the average daily net asset value of that portion of the Portfolio's assets managed by it, at an annual rate of 0.45% of such assets. Frontier had, as of September 30, 1999, approximately $4.1 billion in assets under management, of which approximately $146 million represented assets of mutual funds. In addition to The Small Capitalization Equity Portfolio, Frontier currently provides investment advisory services to one other mutual fund, as indicated below:

Name of Fund                            Investment Objective                          Assets as of        Frontier Advisory
-------------------------  -----------------------------------------------       ----------------------          Fee
                                                                                        9/30/99          ------------------
                                                                                        -------
Frontier Capital           Seeks capital appreciation by  investing in                $37 million                        .75%
 Appreciation Fund         common stock of U.S. companies of all sizes,
(a series of M Fund,       with an emphasis on companies with
 Inc.)                     capitalization of less than $3 billion



The principal offices of Frontier are located at 99 Summer Street, Boston, Massachusetts 02110. Frontier's management committee consists of J. David Wimberly, Grace Fey, Thomas Duncan, J. Kirk Smith and Michael Cavarratta, each of whom has been associated with Frontier or its predecessor firm for more than
five years.   The firm is organized as a Delaware limited liability company, the members of which are, as of the date of this proxy statement, FCM Holding Company ("FCM") and Thomas W. Duncan, Frontier's President. FCM is owned by the members of Frontier's management committee certain other employees of Frontier and certain individuals who were formerly associated with Frontier or its predecessor. On September 24, 1999, Frontier succeeded to its predecessor's business and registration under the Advisers Act in a transaction that did not result in a change of control or assignment of the Current Frontier Agreement under the Investment Company Act of the Advisers Act. Frontier's predecessor, Frontier Capital Management Company, Inc. was organized as a Massachusetts corporation in 1980.



The terms of the Purchase Agreement contemplate that, upon the closing of the Transaction, FCM will sell substantially all of its interest in Frontier to a wholly-owned subsidiary of AMG. Such wholly-owned subsidiary of AMG will own all of the equity interest and a 70% profits interest in Frontier, and the members of Frontier's management committee and certain other key employees will hold the remaining 30% profits interest. Following the closing of the Transaction, such wholly-owned subsidiary of AMG will become the Managing Member of Frontier. Frontier's Managing Directors and other key employees, however, will continue to be responsible for the day-to day management and operational affairs of Frontier. In addition, Messrs. Wimberly and Duncan will enter into long-term employment contracts with Frontier.


Information about AMG.  AMG is a Boston-based holding company that makes equity
---------------------
investments in investment management firms. The existing management personnel of the investment management firms in which AMG invests typically retain a significant interest in the profits of the business. As of the date of this Proxy Statement, AMG (or subsidiaries of AMG) served as general partner or manager member of fourteen registered investment advisers, which in the aggregate managed approximately $70 billion in assets. Each of these registered investment advisers is independently managed by its respective principals, and AMG generally does not participate in the day-to-day management or the investment process of these firms. AMG is a Delaware corporation that has executive offices at Two International Place, Boston, Massachusetts 02110.

Information about Geewax, Terker, & Co.  Geewax is a Pennsylvania  general
--------------------------------------
partnership whose general partners are John J. Geewax and Bruce Terker. The firm's principal offices are located 99 Starr Street, Phoenixville, Pennsylvania 19460. As of July 30, 1999, Geewax, managed total assets of approximately $5.4 billion, of which approximately $700 million represented assets of mutual funds. Geewax from time to time receives research and analytical services, as a by-product of it trading activities on behalf of its clients. Geewax provides investment advisory services for other registered investment companies, including the Trust's Value Equity Portfolio. The investment objectives and policies of these funds are not similar to those of the Portfolio.

Administration, Distribution and Related Services.  BISYS Fund Services, Inc.
-------------------------------------------------
and certain of its affiliated companies ("BISYS") currently provide administration, transfer agency, distribution and accounting services to the Trust pursuant to the terms of separate agreements between BISYS and the Trust. For the administration, transfer agency and fund accounting services it provides to the Trust, BISYS receives an omnibus fee, which fee is computed daily, paid monthly and inclusive of all out-of-pocket expense, at an annual rate of .115% of the aggregate average net assets of the Value Equity, Small Capitalization Equity and International Equity Portfolios and of any additional portfolios that invest primarily in equity securities that may be created by the Trust in the future and .095% of the aggregate average net assets of the Limited Duration Municipal Bond, Fixed Income and Intermediate Term Municipal Bond Portfolios. BISYS is located at 3454 Stelzer Road, Columbus, Ohio 93219-3035.

Information About the Trust.  The Trust was organized as a Delaware business
---------------------------
trust on December 15, 1994, and is registered with the Securities and Exchange Commission as an open-end diversified, series, management investment company. The Trust currently offers shares of five investment portfolios, one of which is the Portfolio. Each of the Trust's investment portfolios had a different objective and differing investment policies and the Trust may organize additional investment portfolios in the future. The Trust is authorized to issue an unlimited number of shares, each with a par value of $.001. Under the Trust's Amended and Restated Declaration of Trust, the Board has the power to classify or reclassify any unissued shares from time to time, and to increase the number of authorized shares. Each share of the respective Portfolios represents an equal proportionate interest in that Portfolio. Each share is entitled to one vote for the election of Trustees and any other matter submitted to a shareholder vote. Voting rights are not cumulative and, accordingly, the holders of more than 50% of the aggregate shares of the Trust may elect all of the Trustees. Shares of the Trust do not have preemptive or conversion rights and, when issued for payment as described in this prospectus, shares of the Trust will be fully paid and non-assessable.

As a Delaware business trust, the Trust is not required, and currently does not intend, to hold annual meetings of shareholders except as required by the Investment Company Act or other applicable law. The Investment Company Act requires initial shareholder approval of each of the investment advisory agreements, election of Trustees and, if the Trust holds an annual meeting, ratification of the Board's selection of the Trust's independent public accountants. Under certain circumstances, the law provides shareholders with the right to call for a meeting of shareholders to consider the removal of one or more Trustees. To the extent required by law, the Trust will assist in shareholder communication in such matters.

Other Matters. The table below sets forth certain information about those persons who, to the knowledge of the Trust, held 5% or more of the shares of the Portfolio beneficially or of record as of the Record Date.



Name and Address of                                                               Percent of
Beneficial Owner                         Amount and Nature of Ownership*          Portfolio
---------------------------------  --------------------------------------------   ----------
Mac & Co.                                      3,776,264.622 shares               21.27%
PO Box 3198
Pittsburgh, PA 15230

HC Small Cap Equity Portfolio                 10,637,736.940 shares               59.92%
PO Box 9005 Church St Station
New York, NY 10008

Wilmington Trust Co.                           1,351,445.766 shares                7.61%
PO Box 8882
Wilmington, DE 19899


   * HCCI may be deemed to have, or share, investment and/or voting power with respect to more than 50% of the shares of the Portfolio held of record by each of the named record holders, with respect to which shares HCCI disclaims beneficial ownership. Management of the Trust beneficially owns less than 1% of the assets of the Portfolio.

A properly executed and returned form of proxy marked with an abstention will be considered present at the Special Meeting for the purpose of determining the existence of a quorum. If any form of proxy received by the Trust that withholds authority to vote represents a "broker non-vote," shares represented by such form of proxy will be not be counted for purposes of determining whether or not a quorum is present at the Special Meeting and will not be deemed "votes cast" with respect to any matter with respect to which authority to vote is withheld. As used in this Proxy Statement, "broker non-vote" means a form of proxy, executed by a broker or other nominee, indicating that the nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power. Abstentions and broker non-votes will thus not constitute a vote "for" or "against" any matter, but will have the same effect as a negative vote with respect to matters which require the approval of a requisite percentage of the outstanding shares of the Portfolio.

By Order of the Board of Trustees.

                                     PROXY

                   The Small Capitalization Equity Portfolio
                         of The Hirtle Callaghan Trust
                        Special Meeting of Shareholders
                               December 16, 1999

          This Proxy is Solicited on Behalf of the Board of Trustees
          ----------------------------------------------------------

The undersigned appoints, Donald E. Callaghan and Robert J. Zion, and each of them, attorneys and proxies, with full power of substitution in each, to vote and act on behalf of the undersigned at the special meeting of shareholders of The Hirtle Callaghan Trust (the "Trust") representing interests in the Trust's Small Capitalization Equity Portfolio at the offices of Hirtle, Callaghan & Co., Inc., 100 Four Falls Corporate Center, Suite 500, West Conshohocken, PA, 19428-2970 on December 16, 1999, at 3:00 p.m. and at all adjournments, according to the number of shares of Common Stock which the undersigned could vote if present, upon such subjects as may properly come before the meeting, all as set forth in the notice of the meeting and the proxy statement furnished therewith. Unless otherwise marked below, this proxy is given WITH authority to vote FOR the proposal noted below. The undersigned further confers upon such attorneys and proxies discretionary authority to vote for and in the name of the undersigned and with all of the powers the undersigned would possess if personally present, all the Portfolio shares of the undersigned in the Trust at said meeting. The Board of Trustees recommends that you vote "FOR" the proposal below.

(1) To approve a new Portfolio Management Agreement between Frontier Capital Management Company LLC ("Frontier") and the Trust relating to The Small Capitalization Equity Portfolio;

                    FOR            AGAINST             ABSTAIN
                    ---            -------             -------
                    / /              / /                 / /


IMPORTANT: WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY OR AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE, AND RETURN IN THE ADDRESSED ENVELOPE - NO POSTAGE REQUIRED. PLEASE MAIL PROMPTLY TO SAVE THE TRUST FURTHER SOLICITATION EXPENSE. THE RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT IS ACKNOWLEDGED BY EXECUTION OF THIS PROXY.

Dated: ____________, 199_


_______________________________       The Small Capitalization Equity Portfolio
Signature and Title

_______________________________
Signature, if held jointly
                                                      __________________ shares
-------------------------------------------------------------------------------

Sign, Date and Return the Proxy
Promptly Using the Enclosed
Envelope to:                        BISYS Fund Services,Attn: Paige C. Hodgin,
                                    3435 Stelzer Road, Columbus, Ohio 43219

                                                                       Exhibit A
                                                           Proposed New Frontier

                        PORTFOLIO MANAGEMENT AGREEMENT

AGREEMENT between Frontier Capital Management Company, LLC ("Portfolio Manager") and THE HIRTLE CALLAGHAN TRUST, a Delaware business trust ("Trust").

WHEREAS, the Trust is registered as an open-end, diversified, management series investment company under the Investment Company Act of 1940, as amended ("Investment Company Act") which currently offers five series of beneficial interests ("shares") representing interests in separate investment portfolios, and may offer additional portfolios in the future; and

WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment management for The Small Capitalization Equity Portfolio of the Trust ("Portfolio") and Portfolio Manager is willing, in accordance with the terms and conditions hereof, to provide such services to the Trust;

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

1.  Appointment of Portfolio Manager.
    --------------------------------

The Trust hereby retains Portfolio Manager to provide the investment services set forth herein and Portfolio Manager agrees to accept such appointment. In carrying out its responsibilities under this Agreement, the Portfolio Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolio as set forth in the then current Registration Statement of the Trust, applicable provisions of the Investment Company Act and the rules and regulations promulgated under that Act and other applicable federal securities laws.

2.  Duties of Portfolio Manager.
    ---------------------------

(a) Portfolio Manager shall provide a continuous program of investment management for that portion of the assets of the Portfolio ("Account") that may, from time to time be allocated to it by the Trust's Board of Trustees, in writing, by an authorized officer of the Trust. It is understood that the Account may consist of all, a portion of or none of the assets of the Portfolio, and that the Board of Trustees has the right to allocate and reallocate such assets to the Account at any time, and from time to time, upon such notice to the Portfolio Manager as may be reasonably necessary, in the view of the Trust, to ensure orderly management of the Account or the Portfolio.

(b) Subject to the general supervision of the Trust's Board of Trustees, Portfolio Manager shall have sole investment discretion with respect to the Account, including investment research, selection of the securities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested, and the selection of brokers and dealers through which securities transactions in the Account shall be executed. Specifically, and without limiting the generality of the foregoing, Portfolio Manager agrees that it will:

     (i) promptly advise the Portfolio's designated custodian bank and administrator or accounting agent of each purchase and sale, as the case may be, made on behalf of the Account, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

     (ii) maintain all applicable books and records with respect to the securities transactions of the Account. Specifically, Portfolio Manager agrees to maintain with respect to the Account those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the Investment Company Act with respect to transactions in the Account including, without limitation, records which reflect securities purchased or sold in the Account, showing for each such transaction, the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, and the identity of the effecting broker or dealer. Portfolio Manager will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the Investment Company Act. Portfolio Manager acknowledges and agrees that all records it maintains for the Trust are the property of the Trust and Portfolio Manager will surrender promptly to the Trust any such records upon the Trust's request;

     (iii) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, the daily computation of the Portfolio's net asset value and net income, preparation of proxy statements or amendments to the Trust's registration statement and monitoring investments made in the Account to ensure compliance with the various limitations on investments applicable to the Portfolio and to ensure that the Portfolio will continue to qualify for the special tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended; and

     (iv) render regular reports to the Trust concerning the performance of Portfolio Manager of its responsibilities under this Agreement. In particular, Portfolio Manager agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment program of the Account.

3.  Portfolio Transaction and Brokerage. In placing orders for portfolio
    -----------------------------------
securities with brokers and dealers, Portfolio Manager shall use its best efforts to execute securities transactions on behalf of the Account in such a manner that the total cost or proceeds in each transaction is the most favorable under the circumstances. Portfolio Manager may, however, in its discretion, direct orders to brokers that provide to Portfolio Manager research, analysis, advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than may be charged by other brokers for similar transactions, provided that Portfolio Manager determines in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Portfolio Manager to the Account and any other accounts with respect to which Portfolio Manager exercises investment discretion, and provided further that the extent and continuation of any such practice is subject to review by the Trust's Board of Trustees. Portfolio Manager shall not execute any portfolio transactions for the Trust with a broker or dealer which is an "affiliated person" of the Trust or Portfolio Manager, including any other investment advisory organization that may, from time to time act as a portfolio manager for the Portfolio or any of the Trust's other Portfolios, without prior written approval of the Trust. The Trust shall provide a list of such affiliated brokers and dealers to Portfolio Manager and will promptly advise Portfolio Manager of any changes in such list.

4.  Expenses and Compensation.
    -------------------------

Portfolio Manager shall pay all of its expenses incurred in the performance of its duties under this Agreement and shall not be required to pay any other expenses of the Trust. For its services under this Agreement, Portfolio Manager shall be entitled to receive a fee at the annual rate of .45% of the average daily net asset value of the Account, which fee shall be payable monthly.

5.  Limitation of Liability and Indemnification.
    --------------------------------------------

(a) Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Trust except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Portfolio Manager in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

(b) Notwithstanding the foregoing, Portfolio Manager expressly agrees that the Trust may rely upon written information provided, in writing, by Portfolio Manager to the Trust (including, without limitation, information contained in Portfolio Manager's then current Form ADV) in accordance with Section 9 of the Agreement or otherwise, in preparing the Trust's registration statement and amendments thereto and certain periodic reports relating to the Trust and its Portfolios that are required to be furnished to shareholders of the Trust and/or filed with the Securities and Exchange Commission ("SEC Filings"). Portfolio Manager agrees to indemnify and hold harmless the Trust and each of its Trustees, officers and employees from any claims, liabilities and expenses, including reasonable attorneys' fees, incurred as a result of any untrue statement or alleged untrue statement of a material fact made by Portfolio Manager in any such written information and upon which the Trust relies in preparing any SEC Filing, or any omission or alleged omission to state in such written information a material fact necessary to make such statements not misleading ("material omission"). Portfolio Manager will not, however, be required to so indemnify any person under this Section 5 to the extent that Portfolio Manager relied upon an untrue statement or material omission made by an officer or Trustee of the Trust or where such untrue statement or material omission was made in reliance upon information furnished to the Portfolio Manager in writing by such officer or Trustee, or by the Trust's Custodian, Administrator or Accounting Agent.

6.  Permissible Interest.
    --------------------

Subject to and in accordance with the Trust's Declaration of Trust and Bylaws and corresponding governing documents of Portfolio Manager, Trustees , officers, agents and shareholders of the Trust may have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders or otherwise. Portfolio Manager may have similar interests in the Trust. The effect of any such interrelationships shall be governed by said governing documents and the provisions of the Investment Company Act.

7.  Duration, Termination and Amendments.
    ------------------------------------

This Agreement shall become effective as of the closing date of that certain transaction between Portfolio Manager and Affiliated Managers, Group, Inc. ("AMG") pursuant to which a wholly-owned subsidiary of AMG is to acquire a substantial equity interest in Portfolio Manager. This Agreement shall continue thereafter from year to year for so long as its continuance is specifically approved, at least annually, by (i) a majority of the Board of Trustees or the vote of the holders of a majority of the Portfolio's outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of those members of the Board of Trustees ("Independent Trustees") who are not "interested persons" of the Trust or any investment adviser to the Trust.

This Agreement may be terminated by the Trust or by Portfolio Manager at any time and without penalty upon sixty days written notice to the other party, which notice may be waived by the party entitled to it. This Agreement may not be amended except by an instrument in writing and signed by the party to be bound thereby provided that if the Investment Company Act requires that such amendment be approved by the vote of the Board, the Independent Trustees and/or the holders of the Trust's or the Portfolio's outstanding shareholders, such approval must be obtained before any such amendment may become effective. This Agreement shall terminate upon its assignment.

For purposes of this Agreement, the terms "majority of the outstanding voting securities, "assignment" and "interested person" shall have the meanings set forth in the Investment Company Act.

8.  Confidentiality; Use of Name.
    ----------------------------

Portfolio Manager acknowledges and agrees that during the course of its responsibilities hereunder, it may have access to certain information that is proprietary to the Trust or to one or more of the Trust's agents or service providers. Portfolio Manager agrees that Portfolio Manager, its officers and its employees shall treat all such proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of Portfolio Manager's responsibilities hereunder. In addition, Portfolio Manager shall use its best efforts to ensure that any agent or affiliate of Portfolio Manager who may gain access to such proprietary materials shall be made aware of the proprietary nature of such materials and shall likewise treat such materials as confidential.

It is acknowledged and agreed that the names "Hirtle Callaghan," "Hirtle Callaghan Chief Investment Officers" (which is a registered trademark of Hirtle, Callaghan & Co., Inc. ("HCCI")) and derivatives of either, as well as any logo that is now or shall later become associated with either name ("Marks") are valuable property of Hirtle, Callaghan and Co. Inc. ("HCCI") and that the use of the Marks, or any one of them, by the Trust or its agents is subject to the license granted to the Trust by HCCI. Portfolio Manager agrees that it will not use any Mark without the prior written consent of the Trust. Portfolio Manager consents to use of its name, performance data, biographical data and other pertinent data by the Trust for use in marketing and sales literature, provided that any such marketing and sales literature shall not be used by the Trust without the prior written consent of Portfolio Manager, which consent shall not be unreasonably withheld. The provisions of this Section 8 shall survive termination of this Agreement.

9.  Representation, Warranties and Agreements of Portfolio Manager.
    --------------------------------------------------------------
Portfolio Manager represents and warrants that:

(a) It is registered as an investment adviser under the Investment Advisers Act of 1940 ("Investment Advisers Act"), it will maintain such registration in full force and effect and will promptly report to the Trust the commencement of any formal proceeding that could render the Portfolio Manager ineligible to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act.

(b) It understands that, as a result of its services hereunder, certain of its employees and officers may be deemed "access persons" of the Trust within the meaning of Rule 17j-1 under the Investment Company Act and that each such access person is subject to the provisions of the code of ethics ("Trust's Code") adopted by the Trust in compliance with such rule. Portfolio Manager further represents that it is subject to a written code of ethics ("Portfolio Manager's Code") complying with the requirements of Rule 204-2(a)(12) under the Investment Advisers Act and will provide the Trust with a copy of such code of ethics. During the period that this Agreement is in effect, an officer or director of Portfolio Manager shall certify to the Trust, on a quarterly basis, that Portfolio Manager has complied with the requirements of the Portfolio Manager's Code during the prior year; and that either (i) that no violation of such code occurred or (ii) if such a violation occurred, that appropriate action was taken in response to such violation. Upon the written request of the Trust, Portfolio Manager shall permit the Trust, or it designated agents, to examine the reports required to be made by Portfolio Manager under rule 17j-1(c)(1) under the Investment Company Act. In addition, Portfolio Manager acknowledges that the Trust may, in response to regulations or recommendations issued by the Securities and Exchange Commission or other regulatory agencies, from time to time, request additional information regarding the personal securities trading of its directors, partners, officers and employees and the policies of Portfolio Manager with regard to such trading. Portfolio Manager agrees that it make every effort to respond to the Trust's reasonable requests in this area.

(c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any information concerning Portfolio Manager and its stockholders, employees and affiliates that the Trust may reasonably require in connection with the preparation of its registration statements, proxy materials, reports and other documents required, under applicable state or Federal laws, to be filed with state or Federal agencies or to be provided to shareholders of the Trust.

10. Status of Portfolio Manager.
    ---------------------------

The Trust and Portfolio Manager acknowledge and agree that the relationship between Portfolio Manager and the Trust is that of an independent contractor and under no circumstances shall any employee of Portfolio Manager be deemed an employee of the Trust or any other organization that the Trust may, from time to time, engage to provide services to the Trust, its Portfolios or its shareholders. The parties also acknowledge and agree that nothing in this Agreement shall be construed to restrict the right of Portfolio Manager or its affiliates to perform investment management or other services to any person or entity, including without limitation, other investment companies and persons who may retain Portfolio Manager to provide investment management services and the performance of such services shall not be deemed to violate or give rise to any duty or obligations to the Trust.

11. Counterparts and Notice.
    -----------------------

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. Any notice required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:

If to the Trust:
                       Mr. Donald E. Callaghan, President
                           The Hirtle Callaghan Trust
                        100 Four Falls Corporate Center
                        West Conshohocken, PA 19428

If to Portfolio Manager:

                             Michael A. Cavarretta
                    Frontier Capital Management Company, LLC
                                99 Summer Street
                          Boston, Massachusetts 02110

12.  Miscellaneous. The captions in this Agreement are included for convenience
     -------------
of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the state of Delaware provided that nothing herein shall be construed as inconsistent with the Investment Company Act or the Investment Advisers Act.

Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and Trustee liability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of The Small Capitalization Equity Portfolio. Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or from the Trustees of the Trust or any individual Trustee of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.


Attest: ______________________         Frontier Capital Management Company, LLC

                                       By:_____________________________

Attest: ______________________         The Hirtle Callaghan Trust

                                       By:_____________________________